Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

May 18, 2011

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, Pennsylvania 17543

Re:	Susquehanna Bancshares, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,000,000 shares of common stock, par value $2.00 per share (the “Shares”), of the Company issuable pursuant to the 2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the Plan and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein. As to matters of fact, we have relied on representations of officers of the Company.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP